Exhibit 23.1 – Consent of BDO USA, LLP
Consent of Independent Registered Public Accounting Firm

U.S. Global Investors, Inc.
San Antonio, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of U.S. Global Investors, Inc. of our reports dated August 27, 2014, relating to the consolidated financial statements and the effectiveness of U.S. Global Investors, Inc.’s internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
_______________________________________________________________________________
BDO USA, LLP
Dallas, Texas
August 27, 2014